SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) : April 20, 1999


                           NORTON MOTORCYCLES, INC.
                           ------------------------
            (Exact name of registrant as specified in its charter)


               Colorado                33-8819-D           84-1036901
               --------                ---------           ----------
    (State or other jurisdiction      (Commission         (IRS Employer
       of incorporation)               File Number)  Identification No.)


         14252 23rd Avenue North, Plymouth, MN            55447-4910
         -------------------------------------            ----------
       (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code:  (612) 694-9880.
                                                          ---------------

   Hallmark Properties, Inc. located at 7810 W. 70th Drive, Arvada, CO 80004
   -------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

===============================================================================

Item 1
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Changes in Control of Registrant.
---------------------------------

     The Registrant, Norton Motorcycles, Inc. f/k/a Hallmark Properties, Inc. ("Norton"), was originally organized in August of 1986 for the purpose of evaluating and seeking merger candidates and other business opportunities. After several uncompleted transactions, Norton has now pursued a transaction with Norton Acquisition Corporation, a Minnesota corporation, which has resulted in a change of control.

     Specifically, on April 20, 1999 the board of directors of Norton authorized the issuance of 252,000,000 restricted common shares to Norton Acquisition Corporation, a Minnesota corporation ("NAC") in exchange for all of the assets of NAC. NAC had recently acquired the assets of Norton Motors International Inc., a Minnesota corporation ("NMI") in exchange for all of its outstanding shares. NMI was engaged in the design and development of a line of


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high performance, premium motorcycles. The issuance of these shares to NAC did not involve a public offering and was made by Norton in reliance upon the exemption found under Section 4(2) of the 1933 Act.

     As a result of the aforementioned issuance of shares, NAC owned approximately 252,000,000 out of the 295,393,333 currently issued and outstanding shares of Norton (about 85%). As a result of the one (1) share for forty-two (42) share reverse split effective April 30, 1999 (discussed below), NAC owns 6,000,000 out of the approximately 7,000,000 post split outstanding shares of Norton. NMI owns 100% of the issued and outstanding shares of NAC. No loans were made for the purposes of acquiring the aforementioned shares of Norton resulting in a controlling interest therein.

     NAC entered into a voting agreement with NMI to vote all of NAC's shares in Norton for the following resolutions that were adopted by Norton on April 30, 1999:

     1. The number of directors was increased to four and the following individuals were elected to the Board of Directors of Norton effective May 1, 1999, until the next annual meeting or until their successors are elected or shall qualify:

            a.   Roberto Aquillini
            b.   Myron Calof
            c.   Mark Osterberg

         It is also anticipated that John Tastad will join the Board within the next 60 days.

     2. Norton changed its name from Hallmark Properties, Inc., to Norton Motorcycles, Inc.

     3. The number of shares of Common Stock issued as of the date of the shareholder meeting has been reverse split on the basis of one (1) share for each forty-two (42) shares outstanding and new certificates will be issued to shareholders, for the number of shares resulting from such reverse split rounded to the nearest full share, upon said shareholder's surrender of their old share certificate.

Item 2
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Acquisition or Disposition of Assets.
-------------------------------------

     As referenced in Norton's response to Item 1 above, Norton has acquired a significant amount of assets other than in the ordinary course of its business. Specifically, pursuant to a purchase agreement between Norton and NAC, effective April 20, 1999, Norton acquired the assets of NAC in exchange for the issuance to NAC of 252,000,000 restricted common shares. Additional consideration for the transfer of assets included the assumption by Norton of approximately $500,000 of trade account payables, the assumption of $650,000 of secured debt and the payment of $25,000. The assets acquired by Norton consisted of the assets NAC had recently acquired from NMI. These assets were those used by NMI in the design and development of a line of high performance, premium motorcycles and include all of its trademarks, an assembly plant in


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Shenstone, England and all motorcycle designs and prototypes. With the acquisition of the NAC assets, Norton changed its name from Hallmark Properties, Inc. to Norton Motorcycles, Inc. and plans to market a line of motorcycles throughout the world under its "Norton" brand name.

     As a result of the aforementioned sale of assets and reverse split, NAC currently owns 6,000,000 out of the approximately 7,000,000 currently issued and outstanding shares of Norton (about 85%). Further, NMI owns all of the outstanding shares of NAC. The consideration for the assets was deemed fair and adequate by the board of directors of Norton, NAC and NMI. No loans were made for the purposes of acquiring the aforementioned shares of Norton resulting in a controlling interest therein.

     NAC has entered into a shareholder voting agreement with NMI to vote all of NAC's shares in Norton to elect Roberto Aquillini, Myron Calof, Mark Osterberg and John Tastad to the board of directors of Norton. Myron Calof was a former director and former chief executive officer of NMI and will serve as Norton's executive vice-president. Mark Osterberg was the former chief financial officer of NMI and will serve as Norton's new CEO and CFO.

Item 5
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Other Events.
-------------

(a) At its April 30, 1999 annual meeting, a majority of the shareholders of Norton approved the following corporate resolutions:

       1. The number of directors was increased to four and the following individuals were elected to the Board of Directors of the Corporation effective May 1, 1999, until the next annual meeting or until their successors are elected or shall qualify:

               a.   Roberto Aquillini
               b.   Myron Calof
               c.   Mark Osterberg

            It is also anticipated that John Tastad will join the Board within the next 60 days.

       2. Norton changed its name from Hallmark Properties, Inc., to Norton Motorcycles, Inc.

       3. The number of shares of Common Stock issued as of the date of the shareholder meeting has been reverse split on the basis of one (1) share for each forty-two (42) shares outstanding and new certificates will be issued to shareholders, for the number of shares resulting from such reverse split rounded to the nearest full share, upon said shareholder's surrender of their old share certificate.

(b) By unanimous written action of its board of directors, Norton approved an employee benefit plan that includes the disposition of five year options to purchase 830,000 additional common shares of stock of Norton. Each option is to vest immediately in the event of termination of a


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     participant by Norton without cause.  Such options will also fully vest in the event of a change of control of Norton (other than one caused by dissolution of NMI) and in the event of the death or disability of the plan participant. Norton will register the employee benefit plan and the securities issued thereunder on Form 8.

     Mark Osterberg (CFO, CEO); Myron Calof (Executive Vice-president); Minneapple Capital (Investment Consultants); Roberto Aquilini (board member); and, John Tastad (board member) will receive options under the initial plan. Norton's board intends on granting additional options to new senior management members as part of its employee benefit plan.

(c) Norton is changing its trading symbol to NRTN and is endeavoring to register as a foreign corporation in Minnesota with offices located at 14252 23rd Avenue North, Plymouth, MN 55447-4910; phone (612) 694-9880.

(d) Genesis Capital Group, Inc., a Minnesota corporation ("Genesis") has agreed to loan $1,000,000 to Norton pursuant to an agreement that allows Norton to convert all amounts loaned by Genesis into restricted common shares of Norton at $4.00 per share. As of the date of this filing, Genesis has loaned $500,000 of the agreed $1,000,000 to Norton. Norton has elected to convert this debt into restricted common shares. Genesis, and its president, John Lai, were also involved in negotiating the sale of NMI's assets to NAC and the acquisition of Norton by NAC. Genesis owns less than 5% of the shares of Norton.

(e) As a development stage enterprise, Norton currently has no significant revenue base and is actively seeking additional investment funding to support its motorcycle development program. The development of the initial product line is expected to continue into the year 2000. Norton will be unable to continue as a going concern in the event that it is unable to obtain sufficient additional funds to complete its motorcycle development program and to commence profitable revenue operations. While development is not complete and there are significant uncertainties associated with developing new high performance motorcycles, the management of Norton believes that the motorcycle product line being developed will have substantial market potential.


Item 7
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Financial Statements and Exhibits.
----------------------------------

(a) It is impractical for Norton to provide the required financial statements at the time this Form 8-K is required to be filed. Accordingly, Norton will file the required financial statements no later than 60 days after the date of this filing.


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Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTON MOTORCYCLES, INC.

     Date: May 04, 1999
           ------------                    By:  /s/ Mark Osterberg
                                           --------------------------
                                           Mark Osterberg, CEO


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